Exhibit 10.2

CLIENT CONSULTING AGREEMENT

Agreement No: 180505-2

This Consulting Agreement (this “Agreement”) is made as of May 5, 2018 by and between Ms Xizhen Zhu (the “Representative”) and AllyMe Holding Inc., a Delaware (USA) corporation (“CONSULTANT”) with respect to consulting services to be provided to the following Client (“Client”) (each a “Party” and collectively referred to hereafter as the “Parties”).

RE: Name of Client: [JS Beauty Land Network Technology Inc]

RECITALS

WHEREAS, Ms Xizhen Zhu is a financial services Representative located in China which has clients which desire to become publicly-reporting companies in the United States.

WHEREAS, CONSULTANT has substantial experience and contacts with legal and accounting professionals and securities trading institutions in the United States which can support efforts by the Representative’s clients to become publicly-reporting companies in the United States and to achieve public listing with US securities regulatory authorities including but not limited to the U.S. Securities and Exchange Commission;

WHEREAS, to facilitate Representative in supporting its clients obtaining publicly- reporting status and public listing in the United States, the Representative desires to engage CONSULTANT to provide the services specified in this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree in good faith as follows:

1.  Services. CONSULTANT (in conjunction with its professional advisors) will serve as an advisor to the Representative and its clients. The specific services which CONSULTANT shall provide to the Client under this Agreement, shall include the following:

(a)  CONSULTANT will familiarize himself to the extent it deems appropriate with the business, operations, financial condition and prospects of the Representative’s specified clients and review their overall strategic plans;

(b)  CONSULTANT will introduce the Representative and its clients to well- qualified professionals in the United States that are engaged in the securities practice including attorneys, accountants, market makers, financial printers, public relations professionals and others;

(c)  CONSULTANT will assist the Representative and its clients in the engagement of the aforementioned professionals on agreeable terms and will generally supervise the process of the clients working with the professionals in their efforts to achieve a satisfactory desired result;

(d)  For the avoidance of doubt, under this Consulting Agreement CONSULTANT will not have the authority to bind the Representative or any of its clients.

(e)  CONSULTANT is not a licensed broker-dealer in the United States or elsewhere. Under no circumstances will CONSULTANT engage in any activities which would require licensure as a broker-dealer or otherwise. CONSULTANT shall at all times be an independent contractor and not an employee of the Representative or any of its clients.

(f)  The consulting services to be provided under this Agreement shall commence within 30 days of the execution of this Agreement. All Professional services (including but not limited to legal, accounting, financial printing and the like) will be provided pursuant to separate agreements between the Client and the professionals and such services shall be governed by such agreements and not this Agreement.

2.  Term and Termination.

(a) The term of this engagement shall be for a period of one (1) month commencing with the date of this Agreement (“Initial Term”) and may be extended upon the mutual written agreement of the Parties.

(b) When the CONSULTANT have engaged legal counsel and auditor/accountant, the whole service in this Agreement are completed.

(c) the CONSULTANT may continue serve the Client with the legal counsel and auditor/accountant, and will sign other agreement that are not involving in this Agreement.

3.  Fees. In consideration for CONSULTANT providing the services set forth in Section 1 above, the Representative will pay to CONSULTANT.

(a)  A service fee (“Service Fee”) of US$10,000.00 which shall be payable as follows:

US$10,000.00 when the CONSULTANT engages legal counsel and auditor/accountant;

(b)  All Service Fees shall be non-refundable.

(c)  The Service Fee does NOT include (a) the fees of any professionals, companies or services engaged by the Representative (or Client or the CONSULTANT) to provide services of any description to the Representative, Client or CONSULTANT and (b) any out-of-pocket expenses incurred by any party in connection with any of the activities detailed in this Agreement.

(d)  During Initial Term of this Agreement (or any extension thereof), if Client terminates this Agreement or, for reasons related to the Client, the Client is unable to complete a going public transaction, Client shall pay the CONSULTANT an additional non-fundable of service fee of US$10,000.00.

4.  Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next business day delivery via a reputable overnight courier service, in each case to the intended recipient as set forth below:

If to the Representative:

23E Caifu Building, Futian Shenzhen China
Att: Xizhen Zhu

If to the CONSULTANT:	Copy to:

AllyMe Holding Inc.	Law Offices of Robert Diener
506 Enterprise Ave,	41 Ulua Place
Kitimat,BC, Canada	Haiku, HI 96708
Att: Chunxia Jiang	Attention: Robert Diener, Esq.

Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

5.  Indemnification. The Representative shall indemnify CONSULTANT, and hold it harmless, to the maximum extent permitted under applicable law, if it is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Representative or its affiliates, by reason of the fact that the CONSULTANT is or was serving at the request of the Representative as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement. Expenses incurred by the Executive in defending a civil or criminal action, suit or proceeding referenced herein shall be promptly and timely paid by the Representative in advance of the final disposition of such action, suit or proceeding at the written request of the CONSULTANT, provided the CONSULTANT agrees to repay such amount to the extent that it is ultimately determined that the CONSULTANT is not entitled to indemnification. The right to indemnification or advances as provided by this Agreement shall be enforceable by the CONSULTANT in any court of competent jurisdiction. The CONSULTANT ’s expenses incurred in connection with successfully establishing the CONSULTANT ’s right to indemnification or advances, in whole or in part, in any civil or criminal action, suit or proceeding shall also be indemnified by the Representative. Notwithstanding any other provision of this Agreement, the Representative hereby agrees to indemnify the CONSULTANT to the full extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Representative’s Certificate of Incorporation, the Bylaws or by statute. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which the CONSULTANT may be entitled under the Representative’s Certificate of Incorporation, the Bylaws, any agreement, any vote of shareholders or directors, the Delaware General Corporation Law, or otherwise. The indemnification provided under this Agreement shall continue to remain valid and enforceable by the CONSULTANT even though this Agreement has terminated.

6. Confidential Information. CONSULTANT, by reason of its relationship with the Representative and during the term of this Agreement, has and will develop, have access to and become acquainted with various trade secrets and other confidential information which are owned by Representative and its clients and which are regularly used in the operation of its business. CONSULTANT will not disclose such trade secrets and confidential information, directly or indirectly, or use them in any way, either during the term of this Agreement or at any time thereafter, except as required by this Agreement. All files, contracts, manuals, reports, letters, forms, documents, notes, notebooks, lists, records, documents, customer lists, vendor lists, purchase information, designs, computer programs and similar items and information relating to the businesses of such entities, whether prepared by CONSULTANT or otherwise and whether now existing or prepared at a future time, coming into his possession will remain the exclusive property of Representative. Further, CONSULTANT, in the course of his duties, will have access to and become acquainted with confidential financial, accounting, statistical and personal data of customers of Representative and of its and their affiliates. All confidential data will not be disclosed, directly or indirectly, or used by CONSULTANT in any way unless directed by a federal or state agency, either during the term of this Agreement or at any time thereafter. Notwithstanding the foregoing, CONSULTANT will have the right to provide similar services to other companies which are not competitive with the Representative.

7.  Miscellaneous.

(a)  Entire Agreement. This Agreement constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, with respect to the subject matter hereof.

(b)  Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party.

(c)  Counterparts and Facsimile Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

(d)  Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(e)  Governing Law; Arbitration. This Agreement shall be governed by and construed in accordance with the internal laws of China. If there is a dispute between the parties, it would be the intent of the parties to settle it through friendly negotiation. If the dispute cannot be settled, the matter will be submitted to arbitration to be conducted by the Arbitration Institution of Shenzhen, China. The results of the arbitration shall be deemed final in all respects.

(f)  Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time during the term of this Agreement prior to the termination of this Agreement. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the party giving such waiver. No waiver by any party with respect to any default, misrepresentation or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(g)  Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

(h)  Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

(i)  Remedies. In the event of any dispute under this Agreement, the prevailing party shall be entitled to recover its costs incurred in connection with the resolution thereof, including reasonable attorneys’ fees.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as an instrument under seal as of the date first written above.

The Representative

By:	/s/ Xizhen Zhu
Name:	Xizhen Zhu
Title:	President

AllyMe Holding Inc.

By:	/s/ Chunxia Jiang
Name:	Chunxia Jiang
Title:	Director

EXTENSION OF CLIENT CONSULTING AGREEMENT

This EXTENSION OF CLIENT CONSULTING AGREEMENT (this “Extension”) is made as of July 30, 2018 (the “Effective Date”), by and between AllyMe Holding, Inc., a Delaware corporation (the “Company”), and Xizhen Zhu (the “Client”).

RECITALS

WHEREAS, on May 5, 2018, the Company and Client entered into a Client Consulting Agreement, for the benefit of JS Beauty Land Network Technology Inc. (the “Original Agreement”).

WHEREAS, pursuant to Section 2 of the Original Agreement, the Company and the Client wish to extend the Term of the Original Agreement (as defined in the Original Agreement) in accordance with the terms and conditions provided in this Extension.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree to the following:

1.  Extension of Term; Termination. The terms of the Original Agreement are hereby amended such that the Term of the Original Agreement shall be for a period of 1 year, and shall automatically be renewed for successive 1 year periods unless terminated by mutual agreement of the Parties or if one party gives the other party 30 days’ notice of termination.

2.  Effect of Amendment. Except as amended as set forth above, the terms of the Original Agreement shall continue in full force and effect.

3.  Governing Law. This Amendment shall be governed by and construed under the laws of the State of Delaware.

4.  Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

SIGNATURES

In Witness Whereof, each of the parties has executed this Extension, in the case of the Company by its duly authorized officer, as of the day and year first above written.

Client:	Company:
Allyme holding, inc.

/s/ Xizhen Zhu	By:	/s/ Chunxia Jiang
Xizhen Zhu		Chunxia Jiang, President